PROSPECTUS SUPPLEMENT (to Prospectus dated August 21, 2009)
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161487
3,162,055 Shares of Common Stock

China Education Alliance, Inc.

This is a firm commitment public offering of 3,162,055 shares of our common stock.

Our common stock is listed on NYSE Amex Equities (“NYSE Amex”) under the symbol “CEU.” On September 29, 2009, the last reported sale price of our common stock was $5.64.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.50	$17,391,303
Underwriting discount	$0.33	$1,043,478
Proceeds, before expenses, to us(1)	$5.17	$16,347,825

(1) We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $200,000.

The underwriters may also purchase up to an additional 474,308 shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 45 days of the date of this prospectus.

The underwriters are offering our common stock as set forth under “Underwriting and Plan of Distribution.” Delivery of the shares will be made on or about October 5, 2009.

Rodman & Renshaw, LLC

The date of this prospectus supplement is September 30, 2009.

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer of our common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

In this prospectus supplement, the terms “China Education,” “Company,” “we,” “our” or “us” refer to China Education Alliance, Inc., a North Carolina corporation, and its subsidiaries, unless the context suggests otherwise.  Additionally, unless we indicate otherwise, references in this prospectus supplement to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China; and

•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our common stock. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.”

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.chinaeducationalliance.com. You may also read and copy any document we file at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Changes in the laws of the PRC that affect the Company’s operations;
•	Any significant occurrence of epidemics or pandemics such as those related to severe acute respiratory syndrome (SARS), Avian Flu, or Swine Flu (H1N1);
•	The Company’s ability to obtain and maintain all necessary government certifications and/or licenses to conduct the Company’s business;
•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company’s operations;
•	Changes in the political and economic policies of the government in China, where all of the Company’s assets are located and from where all its revenues are derived;
•	Adverse capital and credit market conditions, and the Company’s ability to meet liquidity needs;
•	Fluctuation of the foreign currency exchange rate between U.S. Dollars and Renminbi;
•	Our ability to protect our intellectual property rights;
•	Any patent, copyright or trademark infringement actions or other litigation matters brought against us;
•	Our ability to obtain additional funding for our continuing operations and to fund our expansion;
•	Our ability to meet our financial projections for any financial year;
•	Our ability to retain our key executives and to hire additional senior management;
•	Continued growth of the Chinese economy and demand for our services;
•	Our ability to anticipate trends and provide programs that are relevant and useful to our students;
•
other factors, including those described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-iii

SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our securities. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and the documents incorporated by reference.

Our Company

Our company provides education and vocational training services and on-line teaching services in the PRC.

Our principal business is the distribution of educational resources in China through the internet. Our website, www.edu-chn.com, is a comprehensive education network platform which is based on network video technology and large data sources of elementary education resources. We have a database comprised of such resources as test papers that were used for secondary education and university level courses as well as video on demand. Our data base includes more than 300,000 exams and test papers and courseware for college, secondary and elementary schools. While some of these exams were given in previous years, we engage instructors to develop new exams and a methodology for taking the exams. We market this data base under the name “Famous Instructor Test Paper Store.” We also offer, though our website, video on demand, which includes tutoring of exam papers and exam techniques. We complement the past exams and test papers with an interactive platform for students to understand the key points from the papers and exams. Although a number of resources are available through our website without charge, we charge our subscribers for such services as the Famous Instructor Test Paper Store and video on demand. Subscribers can purchase debit cards which can be used to download material from our website.

We also provide on-site teaching services in Harbin, China, which we market under the name “Classroom of Famed Instructors.” We have a 36,600 square foot training facility in Harbin, Heilongjiang Province, PRC, which has 17 classrooms and can accommodate 1,200 students. These classes, which complement our on-line education services, provide classroom and tutoring to our students. The courses cover primarily the compulsory education curriculum of junior, middle and high school. We charge tuition for these classes.

We are also in the business of providing on-line vocational training services. We collaborated with the China Vocation Education Society to set up a website, www.360ve.com, which is an internet platform for training agencies and schools to offer their services. We launched www.360ve.com in September 2007. We called this program our “Millions of College Students Employment Crossroad” program. We offer job search capability and career planning courses for university students. We developed this program in response to the high jobless rate for PRC college graduates. Many college graduates pursue vocational training after college education in order to find employment. Our program is designed to establish a long-term training program for college students to build connections with corporations and obtain educational programs prescribed by the hiring corporations. We anticipate that we will constantly revise our materials to meet changes in the market as well as the demands of university students and graduates who enroll in our courses in order to meet their changing needs.

Corporate Information

We were incorporated in North Carolina on December 2, 1996 under the name of ABC Realty Co. to engage in residential real estate transactions as a broker or agent. Following a September 2004 reverse acquisition in which we acquired all the equity interest in Harbin Zhong He Li Da, Education Technology, Inc. (“ZHLD”), our corporate name was changed to China Education Alliance, Inc. and we ceased being a blank-check shell corporation.

Our principal executive offices are located at 588 Heng Shan Road, Kun Lun Shopping Mall, Harbin, People’s Republic of China 150090.  Our telephone number is 011-86- 451-8233-5794.  Our website is www.chinaeducationalliance.com.  Information contained on, or that can be accessed through our website is not part of this prospectus supplement or the accompanying prospectus.  For additional information about us and our business, see “Where You Can Find More Information.”

THE OFFERING

Securities we are offering pursuant to this prospectus supplement	3,162,055 of shares of common stock at a price of $5.50 per share.

Use of proceeds after expenses
We intend to use the proceeds from this offering to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our business through internal growth or acquisitions and repayment of indebtedness, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus supplement. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 9 of the accompanying prospectus.

Market for our common stock	Our common stock is quoted on NYSE Amex under the symbol “CEU.” On September 29, 2009, the last reported sale price of our common stock on NYSE Amex was $5.64.

Common stock to be outstanding after this offering	28,408,646 shares

The number of shares of common stock that will be outstanding immediately after this offering is based on 25,246,591 shares of common stock outstanding as of September 29, 2009 and excludes the underwriter’s over-allotment shares of common stock and the following:

•	1,615,882 shares of common stock issuable upon conversion of 4,847,645 shares of series A preferred stock outstanding prior to this offering; and

•	1,889,923 shares of common stock issuable upon exercise of warrants outstanding prior to this offering with exercise prices ranging from $1.29 to $3.00.

SUMMARY FINANCIAL INFORMATION AND DATA

The following summary financial information and data were derived from our audited consolidated financial statements for the years ended December 31, 2008 and 2007, and our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2009 and 2008. The information is only a summary and should be read in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement. The historical data included below and elsewhere in this prospectus supplement and accompanying prospectus are not necessarily indicative of our future performance.

The following table sets forth information from our statements of operations for the three months ended June 30, 2009 and 2008.

	(Dollars)
	Three Months Ended June 30,
	2009		2008

Revenue	$8,118,373	100.0%	$4,458,694	100.0%
Cost of sales	1,605,876	19.8%	737,692	16.5%
Gross profit	6,512,497	80.2%	3,721,002	83.5%
Income from operations	3,721,744	45.8%	1,768,603	39.7%
Interest expense	-	0.0%	-	0.0%
Other income	22,105	0.3%	16,354	0.4%
Income before income taxes	3,743,849	46.1%	1,784,957	40.0%
Provision for income taxes	507,977	6.3%	128,964	2.9%
Income before minority interest	3,235,872	39.9%	1,655,993	37.1%
Net income	3,235,872	39.9%	1,655,993	37.1%

The following table sets forth information as to the gross margin for our three revenue areas for the three months ended June 30, 2009 and 2008.

	(Dollars)
	Three Months Ended June 30,
	2009	2008
Online Education:
Revenue	$5,470,628	$3,272,441
Cost of sales	1,034,312	435,408
Gross profit	4,436,316	2,837,033
Gross margin	81.1%	86.7%
Training center
Revenue	2,007,947	604,752
Cost of sales	501,789	254,867
Gross profit	1,506,158	349,885
Gross margin	75.0%	57.9%
Advertising:
Revenue	639,798	581,501
Cost of sales	69,775	47,417
Gross profit	570,023	534,084
Gross margin	89.1%	91.8%

The following table sets forth information from our statements of operations for the six months ended June 30, 2009 and 2008:

(Dollars)
	Six months Ended June 30,
	2009		2008

Revenue	$16,322,452	100.0%	$8,529,111	100.0%
Cost of sales	3,724,772	22.8%	1,562,324	18.3%
Gross profit	12,597,680	77.2%	6,966,787	81.7%
Income from operations	7,096,035	43.5%	3,312,033	38.8%
Interest expense	-	0.0%	-	0.0%
Other income	44,450	0.3%	563,091	6.6%
Income before income taxes	7,140,485	43.7%	3,875,124	45.4%
Provision for income taxes	675,132	4.1%	305,208	3.6%
Income before minority interest	6,465,353	39.6%	3,569,916	41.9%
Net income	6,465,353	39.6%	3,569,916	41.9%

The following table sets forth information as to the gross margin for our three revenue areas for the six months ended June 30, 2009 and 2008.

	(Dollars)
	Six months Ended June 30,
	2009	2008
Online Education:
Revenue	$10,300,116	$5,920,555
Cost of sales	2,233,419	822,280
Gross profit	8,066,697	5,098,275
Gross margin	78.3%	86.1%
Training center:
Revenue	4,555,046	1,588,384
Cost of sales	1,366,439	654,457
Gross profit	3,188,607	933,927
Gross margin	70.0%	58.8%
Advertising:
Revenue	1,467,290	1,020,172
Cost of sales	124,914	85,587
Gross profit	1,342,376	934,585
Gross margin	91.5%	91.6%

The following table sets forth information from our statements of operations for the years ended December 31, 2008 and 2007.

(Dollars)
	Years Ended December 31,
	2008		2007

Revenue	$24,851,017	100.0%	$17,323,534	100.0%
Cost of sales	4,964,939	20.0%	3,541,309	20.4%
Gross profit	19,886,078	80.0%	13,782,225	79.6%
Income from operations	10,018,437	40.3%	6,274,307	36.2%
Interest expense	-	0.0%	3,603,097	20.8%
Other income	664,627	2.7%	914,968	5.3%
Income before income taxes	10,587,733	42.6%	3,586,178	20.7%
Provision for income taxes	669,197	2.7%	481,271	2.8%
Income before minority interest	9,918,536	39.9%	3,104,907	17.9%
Net income	9,918,536	39.9%	3,104,907	17.9%

The following table sets forth information as to the gross margin for our three revenue areas for the years ended December 31, 2008 and 2007.

(Dollars)
	Years Ended December 31,
	2008	2007
Online Education:
Revenue	$16,706,917	$11,505,336
Cost of sales	2,859,593	2,227,196
Gross profit	13,847,324	9,278,140
Gross margin	82.9%	80.6%
Training center:
Revenue	5,552,969	3,699,827
Cost of sales	1,922,841	1,147,364
Gross profit	3,630,128	2,552,463
Gross margin	65.4%	69.0%
Advertising:
Revenue	2,591,131	2,118,371
Cost of sales	182,505	166,749
Gross profit	2,408,626	1,951,622
Gross margin	93.0%	92.1%

The following table sets forth information from our balance sheets as of June 30, 2009, December 31, 2008, and December 31, 2007.

	June 30,	December 31,	December 31,
	2009	2008	2007
Current assets, including cash	$31,508,995	$23,418,098	$11,778,954

Total assets	42,666,049	35,741,915	20,310,653
Current Liabilities	2,141,744	2,028,498	1,668,616
Total liabilities	2,141,744	2,028,498	1,668,616
Total Stockholders’ Equity	$42,466,049	$35,741,915	$20,310,653

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding to invest in our securities. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Related to this Offering

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Risks Associated with our Business

Our business is dependent upon the PRC government’s educational policies and programs.

As a provider of educational services, we are dependent upon governmental educational policies. Almost all of our revenue to date has been generated from the sale of test papers and materials relating to courses at different educational levels. To the extent that the government adopts policies or curriculum changes that significantly alter the testing and course materials used in the PRC educational system, our products could become obsolete, which would affect our ability to generate revenue and operate profitably. We cannot assure you that the PRC government agencies would not adopt such changes.

We are subject to numerous PRC rules and regulations which restrict the scope of our business and could have a material adverse impact on us.

We are subject to numerous rules and regulations in the PRC, including, without limitation, restrictions on foreign ownership of Internet and education companies and regulation of Internet content. Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education and the Internet are politically sensitive areas of the economy.  We are not aware that any of our agreements or our current organizational structure is in violation of any governmental requirements or restrictions, explicit or implicit.  However, there can be no assurance that we are in compliance now, or will be in the future.  Moreover, operating in the PRC involves a high risk that restrictive rules and regulations could change.  Indeed, even changes of personnel at certain ministries of the government could have a negative impact on us.  The determination that our structure or agreements are in violation of governmental rules or regulations in the PRC would have a material adverse impact on us, our business and on our financial results.

Our business may be subject to seasonal and cyclical fluctuations in sales.

We may experience seasonal fluctuations in our revenue in some regions in the PRC, based on the academic year and the tendency of parents and students to make purchases relating to their education just prior to or at the beginning of the school year in the autumn.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Our business is subject to the health of the PRC economy.

The purchase of educational materials not provided by the state educational system is discretionary and dependent upon the ability and willingness of families or students to spend available funds on extra educational products to prepare for national examinations. A general economic downturn either in our market or a general economic downturn in the PRC could have a material adverse effect on our revenue, earnings, cash flow and working capital.

We depend on our senior officers to manage and develop our business.

Our success depends on the management skills of Mr. Xiqun Yu, our chief executive officer and president and his relationships with educators, administrators and other business contacts.  We also depend on successfully recruiting and retaining highly skilled and experienced authors, teachers, managers, sales persons and other personnel who can function effectively in the PRC.  In some cases, the market for these skilled employees is highly competitive.  We may not be able to retain or recruit such personnel, which could materially and adversely affect our business, prospects and financial condition.  We do not maintain key person insurance on these individuals.  We do not have employment contracts with Mr. Yu or any other officers or employees. The loss of Mr. Yu would delay our ability to implement our business plan and would adversely affect our business.

We may not be successful in protecting our intellectual property and proprietary rights.

Our intellectual property consists of old test papers, which are contained in our library, and courseware which we developed by engaging authors and educators to develop these materials.  Our proprietary software products are primarily protected by trade secret laws.  Although we require our authors and software development employees to sign confidentiality and non-disclosure agreements, we cannot assure you that we will be able to enforce those agreements or that our authors and software development employees will not be able to develop competitive products that do not infringe upon our proprietary rights. We do not know the extent that PRC courts will enforce our proprietary rights.

Others may bring defamation and infringement actions against us, which could be time-consuming, difficult and expensive to defend.

As a distributor of educational materials, we face potential liability for negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute.  Any claims could result in us incurring significant costs to investigate and defend regardless of the final outcome.  We do not carry general liability insurance that would cover any potential or actual claims. The commencement of any legal action against us or any of our affiliates, whether or not we are successful in defending the action, could both require us to suspend or discontinue the distribution of some or a significant portion of our educational materials and require us to allocate resources to investigating or defending claims.

We depend upon the acquisition and maintenance of licenses to conduct our business in the PRC.

In order to conduct business in the PRC, we need licenses from the appropriate government authorities, including general business licenses and an education service provider license.  The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition.

Our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Many schools in the PRC, especially those in rural areas, do not have sufficient funds to purchase textbooks, educational materials or computers to use our web-based educational portal.  In addition, provincial and local governments may not have the funds to support the implementation of a curriculum using our educational products or may allocate funds to programs which are different from our products. Our failure to be able to sell our products and services to students in certain areas of the PRC may inhibit our growth and our ability to operate profitably.

Changes in the policies of the government in the PRC could significant impact our ability to operate profitably.

The economy of the PRC is a planned economy subject to five-year and annual plans adopted by the government that set down national economic development goals.  Government policies can have significant effect on the economic conditions of the PRC generally and the educational system in particular.  Although the government in the PRC has confirmed that economic development will follow a model of market economy under socialism, a change in the direction of government planning may materially affect our business, prospects and financial condition.

Inflation in the PRC could negatively affect our revenue, profitability and growth.

While the economy in the PRC has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our revenue and our profitability. In order to control inflation in the past, the government has imposed controls in bank credits, limits on loans for fixed assets purchase, and restrictions on state bank lending. Such an austerity policy can lead to a slowing economic growth which could impair our ability to operate profitably.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating personnel and operations of the acquired companies with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion which may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change, and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the PRC will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in the PRC remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. The government of the PRC also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in the PRC, could have a material adverse effect on our business, results of operations and financial condition.

Price controls may affect both our revenues and net income.

The laws of the PRC provide the government broad power to fix and adjust prices. We need to obtain government approval in setting our prices for classroom coursework and tutorials. Although the sale of educational materials over the Internet is not presently subject to price controls, we cannot give you any assurance that they will not be subject to controls in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our services will be limited and we may face no limitation on our costs. As a result, we may not be able to pass on to our students any increases in costs we incur, or any increases in the costs of our faculty. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable PRC regulatory authorities.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of most developed countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most developed countries including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of other developed countries.

Because our officers and directors reside outside of the United States, it will be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Our directors and our executive officers reside in the PRC and all of our assets are located in the PRC. It will therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under PRC law if disputes arise under contracts with third parties.

All of our agreements, which are made by our PRC subsidiaries, are governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Accordingly decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, these laws are relatively new and their experience in implementing, interpreting and enforcing these laws and regulations is limited. Therefore, our ability to enforce commercial claims or to resolve commercial disputes may be uncertain. The resolution of these matters may be subject to the exercise of considerable discretion by the parties charged with enforcement of the applicable laws. Any rights we may have to specific performance or to seek an injunction under PRC law may be limited, and without a means of recourse, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

If we fail to comply with the United States Foreign Corrupt Practices Act, we could be subject  to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in the exchange rate could have a material adverse effect upon our business.

We conduct our business in the Renminbi. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under the current policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 17% appreciation of the Renminbi against the U.S. dollar between July 21, 2005 and March 23, 2009. However, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. Nonetheless, currency exchange rates are inherently volatile and there is no assurance that the Renminbi will not depreciate against the U.S. dollar. To the extent our future revenues are denominated in currencies other the United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Recent recalls of PRC products may affect the market for our stock.

Although we do not sell consumer products in the international market, the recent recalls of PRC products in the United States and elsewhere could affect the market for our stock by causing investors to invest in companies that are not based on the PRC.

Our Chief Executive Officer holds a controlling interest in our common stock, which will enable him to influence many significant corporate actions and in certain circumstances could prevent a change in control that would otherwise be beneficial to our shareholders.

Approximately 57.9% of our outstanding common stock is owned by our chief executive officer, Mr. Xiqun Yu. Mr. Yu presently has the voting power to elect all of the directors and approve any transaction requiring stockholder approval. This controlling interest could delay, defer, or prevent others from initiating a potential merger, takeover, or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other shareholders and could depress the market price of our common stock.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

The terms of our recent private placement and the number of outstanding warrants and the exercise price and other terms on which we may issued common stock upon exercise of the warrants, may make it difficult for us to raise additional capital if required for our present business and for any planned expansion. We are prohibited from (i) issuing convertible debt or preferred stock until the earlier of May 2012 or until the investors have converted or exercised and sold the securities issued in the private placement or (ii) having debt in an amount greater than twice our EBITDA until May 2010 or until 90% of the securities issued in the private placement have been converted or exercised and sold. The investors in the private placement also have a right of first refusal on future financings. We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a reduction of the conversion price of the series A preferred stock and exercise price of the warrants held by the investors in our May 2007 private placement.

We have paid liquidated damages and we may be required to pay additional liquidated damages if our board does not consist of a majority of independent directors and our audit committee does not consist of at least three independent directors.

The purchase agreement relating to the May 2007 private placement requires us to appoint and maintain such number of independent directors that would result in a majority of our directors being independent directors, that the audit committee would be composed solely of at least three independent directors and the compensation committee would have a majority of independent directors by August 6, 2007. Liquidated damages are payable at the rate of 12% per annum, with a maximum of 12% of the purchase price, payable in cash or shares of series A preferred stock, as the investors may request. The maximum amount of liquidated damages which may be paid under this provision is $408,000. Our failure to comply with these requirements resulted in our payment of liquidated damages through the payment of $77,128 or the issuance of 208,456 shares of series A preferred stock as of October 15, 2007. The shares of series A preferred stock are convertible into 69,484 shares of common stock. The number of shares of series A preferred stock issued was based on the liquidation value of one share of series A preferred stock, which is $.37 per share. Although further liquidated damages for failure to comply with these provisions have been waived through December 31, 2007, if we are not in compliance with these provisions subsequent to December 31, 2007, we may be obligated to pay additional liquidated damages. Pursuant to the securities purchase agreement, as amended, the shares of series A preferred stock are valued at the liquidation value, which is $0.37 per share of series A preferred stock. Since the market price for our common stock on October 15, 2007 was $4.00 per share, the market value of the shares issued to the investors was approximately $277,944. If we are required to issue any additional shares of series A preferred stock pursuant to the securities purchase agreement, we are to issue the shares at the $0.37 per share liquidation value. If we are required to issue additional shares pursuant to the liquidated damages provisions of the securities purchase agreement and the market price of our common stock at the time the determination is made is greater than $1.11, which is the common stock equivalent of the liquidation value of the series A preferred stock, the investors will receive more shares of series A preferred stock than they would receive if the number of shares were based on the market value at the time of issuance. Since January 1, 2008, we were not in compliance but have since been, with effect from June 17, 2009 with the appointment of Yizhao Zhang as our independent director and audit chair. As of December 31, 2008, unless otherwise waived by the investors, we are obligated to pay liquidated damages to the investors in an amount equal to approximately $130,056 or, issue approximately 351,503 shares of series A preferred stock (which are convertible into 117,168 shares of our common stock) to the investors, at the option of the investors. Such liquidated damages have been accrued as of December 31, 2008 and is included in accrued expenses.  Assuming the investors elect to take the liquidated damages in stock and do not waive their right to receive such damages, and based on the market price for one share of our common stock on December 31, 2008, which was $1.20 per share, the market value of the shares which may be issued to the investors is approximately $140,602. Thereafter, if we are required to issue any additional shares of series A preferred stock pursuant to the securities purchase agreement, we are also to issue such additional shares at the $0.37 per share liquidation value. If we are required to issue additional shares pursuant to the liquidated damages provisions of the securities purchase agreement and the market price of our common stock at the time the determination is made is greater than $1.11, which is the common stock equivalent of the liquidation value of the series A preferred stock, the investors will receive more shares of series A preferred stock than they would receive if the number of shares were based on the market value at the time of issuance.

Risks Associated with Investing in our Common Stock

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock., which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock other than issuances required pursuant to liquidated damages provisions arising for the agreements we signed in connection with the May 2007 private placement, we may issue such shares in the future.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2009. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because of our cash requirements and restrictions in our preferred stock purchase agreement as well as potential government restrictions, we may be unable to pay dividends.

We are prohibited from paying dividends on our common stock while our series A preferred stock is outstanding. In addition, payment of dividends to our shareholders would require payment of dividends by our PRC subsidiaries to us. This, in turn, would require a conversion of Renminbi into US dollars and repatriation of funds to the United States. Although our subsidiaries’ classification as wholly-owned foreign enterprises under PRC law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so. Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. Over the recent years, the market price for our common stock has ranged from $0.26 to $6.46. Any future market price for our shares is likely to continue to be very volatile. These factors may make it more difficult for you to sell shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and our estimated offering expenses, and excluding the proceeds, if any, from any exercise of the underwriter’s over-allotment option, will be approximately $16.1 million.

We currently intend to use the net proceeds from this offering to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our business through internal growth or acquisitions and repayment of indebtedness, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus supplement. We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on NYSE Amex under the symbol “CEU.” Prior to July 17, 2009, our common stock was quoted on the Over-the-Counter Bulletin Board. The following table sets forth, for the fiscal quarters indicated, the high and low reported sale prices of shares of our common stock as reported on NYSE Amex, and, prior to July 17, 2009, the Over-the-Counter Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown, or commission, and may not represent actual transactions.

2007
First Quarter	$2.49	$1.35
Second Quarter	$1.95	$0.78
Third Quarter	$3.00	$1.38
Fourth Quarter	$6.40	$2.40

2008
First Quarter	$5.15	$1.85
Second Quarter	$3.35	$1.99
Third Quarter	$2.95	$1.85
Fourth Quarter	$1.85	$1.08

2009
First Quarter	$1.73	$0.80
Second Quarter	$5.29	$1.55
Third Quarter (through September 29, 2009)	$6.46	$3.72

On September 29, 2009, the last reported sale price of our common stock on NYSE Amex was $5.64 per share. As of September 29, 2009, there were approximately 440 shareholders of record of our common stock. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms, which, in turn, hold shares of stock for beneficial owners.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Our securities purchase agreement relating to our May 2007 private placement prohibits us from paying dividends while our series A preferred stock is outstanding.

DESCRIPTION OF COMMON STOCK
General

This prospectus supplement relates to the offering of 3,162,055 shares of our common stock. Our authorized share capital consists of 150,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of September 29, 2009, there were 25,246,591 common shares outstanding and 4,847,645 preferred shares issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

For the complete terms of our common stock, please refer to our Articles of Incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus supplement forms a part or may be incorporated by reference in this prospectus supplement.

The terms of the common stock may also be affected by Chapter 55 of the North Carolina Business Corporation Act. The summary below is qualified in its entirety by reference to our Articles of Incorporation and bylaws.

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Transfer Agent and Registrant for our Common Stock

The transfer agent and registrar for our common stock is StockTrans, Inc. and its address is 44 W. Lancaster Avenue, Ardmore, PA 19003 and its telephone number is (610) 649 7300.

Listing on NYSE Amex

Our common stock is listed on NYSE Amex under the symbol “CEU.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of common stock in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock in their particular situations.

UNDERWRITING AND PLAN OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement, dated September 29, 2009, we have agreed to sell to Rodman & Renshaw, LLC on a firm commitment basis the number of shares of common stock indicated in the table below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement.

Name	Number of Shares
Rodman & Renshaw, LLC	3,162,055

Total	3,162,055

The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement, are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares of common stock covered by the underwriter’s over-allotment option. Furthermore, the underwriter’s obligations are subject to the continued listing on NYSE Amex of our shares of common stock and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions of our counsel.

Over-allotment Option

We have granted the underwriter an option, exercisable for 45 days after this offering, to purchase up to an additional 15% of the shares of common stock sold in the offering (474,308 additional shares of common stock) at the public offering price less the underwriting discount, solely to cover over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement.

Commissions and Discounts

The following table summarizes the per-share and total purchase price, underwriting discounts and commissions, and proceeds before expenses to us, based on the public offering price of $5.50 per share in connection with this offering. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Share	Total
		Without Over-Allotment	With Over-Allotment
Purchase Price	$5.50	$17,391,303	$20,000,000
Underwriting discounts and commissions paid by us	$0.33	$1,043,478	$1,200,000
Proceeds, before expenses, to us	$5.17	$16,347,825	$18,800,000

The estimated offering expenses payable by us, excluding the underwriting discounts and commissions and any exercise of the underwriter’s over-allotment option, will be approximately $200,000, which includes various other fees associated with registering and listing the shares of common stock.

Notwithstanding the above, the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance.

Pricing of Securities

The public offering price for the shares was determined by negotiation between us and the underwriter. The principal factors considered in determining the public offering price of the shares included:

•	the information in this prospectus supplement and the accompanying prospectus and otherwise available to the underwriter;

•	the history and the prospects for the industry in which we will compete;

•	the valuation of our company based on, among other factors, the offering prices of our recent private offerings;

•	our current financial condition and the prospects for our future cash flows and earnings;

•	the general condition of the economy and the securities markets at the time of this offering;

•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

•	the public demand for our securities in this offering.

The underwriting agreement will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with this offering.

Other Terms

We also have granted Rodman & Renshaw, LLC a right of first refusal to act as, in the Company’s discretion, the lead underwriter or minimally as a co-manager with at least 50% of the economics, or, in the case of a three-underwriter or placement agent transaction, 33% of the economics, for each and every future public and private equity and public debt offerings of the Company, or any successor to or any subsidiary of the Company, for a period of twelve months following the closing of this offering.

Our common stock is quoted on NYSE Amex under the symbol “CEU.”

Stabilization

In order to facilitate the offering of shares of common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriter may sell more shares of common stock than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriter under the over-allotment option. The underwriter can close out a covered short sale by exercising the over-allotment option or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares of common stock compared to the price available under the over-allotment option. The underwriter may also sell shares of common stock in excess of the over-allotment option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock.

The underwriter also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member if the underwriter repurchases shares of common stock originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriter is not required to engage in these activities, which may be effected in NYSE Amex or otherwise and, if commenced, may end any of these activities at any time.

Lock-ups

All of our officers, directors and shareholders holding more than 5% of the outstanding common stock (“5% shareholders”) have agreed that, for a period of 6 months from the effective date of the registration statement of which this prospectus forms a part, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the underwriter except for exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable; and exercise of options under an acceptable stock incentive plan. The underwriter may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other stockholder. We are unaware of any officer, director or 5% shareholder who intends to ask for consent to dispose of any of our equity securities during the relevant lock-up periods.

Foreign Regulatory Restrictions on Purchase of the Common Stock

We have not taken any action to permit a public offering of shares of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common shares and the distribution of the prospectus outside the United States. In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

Italy. This offering of shares of our common stock has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common shares may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to our common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of our common shares or distribution of copies of this prospectus or any other document relating to our common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia , on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of shares of our common stock is not a public offering in the Federal Republic of Germany. The common shares may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market our common shares in or out of the Federal Republic of Germany. Our common shares are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. Our common shares will only be available to persons who, by profession, trade or business, buy or sell securities for their own or a third party’s account.

France. The shares of our common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the common shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the common shares offered by this prospectus may be effected only in compliance with the above mentioned regulations. “Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Greece. The present prospectus has been submitted for approval by the United States Securities and Exchange Commission (“US SEC”) and not the Greek Capital Market Committee. All information contained in the prospectus is true and accurate. The offering of the shares of common stock of the company does not constitute an initial public offer in Greece according to CL. 2190/1920 and L. 3401/2005 as amended and in force. This prospectus is strictly for the use of the entity to which it has been addressed to by the company and not to be circulated in Greece or any other jurisdiction.

This information and documentation is true and accurate and in conformity with the information contained in the prospectus for the offer shares of common stock of the company, which is being reviewed for approval only by the US SEC and does not constitute provision of the investment service of investment advice according to L. 3606/2007. Any recipient of this material has stated to be a qualified and experienced investor and will evaluate the contents and decide on his/her own discretion whether to participate or not at this offering of shares of common stock of the company.

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the shares of common stock offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any common shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the common shares offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Sweden. Neither this prospectus nor the shares of common stock offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the common shares offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of the shares of common stock will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

The Netherlands. Underwriters may not offer, distribute, sell, transfer or deliver any of our securities, directly or indirectly, in The Netherlands, as a part of their initial distribution or at any time thereafter, to any person other than our employees or employees of our subsidiaries, individuals who or legal entities which trade or invest in securities in the conduct of their profession or business within the meaning of article 2 of the Exemption Regulation issued under the Securities Transactions Supervision Act 1995 (Vrijstellingsregeling Wet toezich teffectenverkeer1995), which includes banks, brokers, pension funds, insurance companies, securities institutions, investment institutions, and other institutional investors, including, among others, treasuries of large enterprises who or which regularly trade or invest in securities in a professional capacity.

Cyprus. Each of the underwriters has represented, warranted and agreed that: (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the shares of common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has represented, warranted and agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii)it has not and will not offer any of the shares of common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Israel. The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The common shares may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the common shares or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Oman. For the attention of the residents of Oman:

The information contained in this prospectus neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this prospectus is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This prospectus has been sent at the request of the investor in Oman, and by receiving this prospectus, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this prospectus has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the shares within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The underwriters are neither companies licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The underwriters do not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The sale of the shares does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise.

The shares may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The shares may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the Company, and the representatives represent and warrant that the shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China, or PRC, and our common stock may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the shares of common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong. The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the common units or shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

NOTICE TO CANADIAN INVESTORS

Resale Restrictions

The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling stockholder prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

By purchasing common stock in Canada and accepting a purchase confirmation, a purchaser is representing to us, the selling stockholder and the dealer from whom the purchase confirmation is received that:

•          the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws;

•          where required by law, that the purchaser is purchasing as principal and not as agent;

•          the purchaser has reviewed the text above under Resale Restrictions; and

•          the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the common stock to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the common stock, for rescission against us and the selling stockholder in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the common stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the common stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us or the selling stockholder. In no case will the amount recoverable in any action exceed the price at which the common stock was offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we and the selling stockholder will have no liability. In the case of an action for damages, we and the selling stockholder will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the selling stockholder may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

This prospectus supplement in electronic format may be made available on the websites maintained by Rodman & Renshaw, LLC and Rodman & Renshaw, LLC may distribute prospectuses and prospectus supplements electronically.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP of New York, New York. Richardson & Patel LLP of Los Angeles, California is acting as counsel for Rodman & Renshaw, LLC.

EXPERTS

The consolidated financial statements of China Education Alliance, Inc. as of December 31, 2008 and 2007 and for the fiscal years then ended have been audited by Sherb & Co. LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 (File No. 000-52092-09714327);

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009, filed with the SEC on May 15, 2009 (File No. 000-52092-09832553);

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009, filed with the SEC on August 11, 2009 (File No. 001-34386-091001479);

•	our Current Report on Form 8-K filed with the SEC, on January 14, 2009. (File No. 000-52092-09525329);

•	our Current Report on Form 8-K filed with the SEC, on January 15, 2009. (File No. 000-52092-09527841);

•	our Current Report on Form 8-K filed with the SEC, on February 4, 2009. (File No. 000-52092-09568009);

•	our Current Report on Form 8-K filed with the SEC, on February 23, 2009. (File No. 000-52092-09627144);

•	our Current Report on Form 8-K filed with the SEC, on March 6, 2009. (File No. 000-52092-09661673);

•	our Current Report on Form 8-K filed with the SEC, on March 12, 2009. (File No. 000-52092-09675495);

•	our Current Report on Form 8-K filed with the SEC, on April 1, 2009. (File No. 000-52092-09723292);

•	our Current Report on Form 8-K filed with the SEC, on May 19, 2009. (File No. 000-52092-09839145);

•	our Current Report on Form 8-K filed with the SEC, on May 28, 2009. (File No. 000-52092-09857597);

•	our Current Report on Form 8-K filed with the SEC, on June 17, 2009. (File No. 000-52092-09895737);

•	our Current Report on Form 8-K filed with the SEC, on July 15, 2009. (File No. 001-34386-09945459);

•	our Current Report on Form 8-K filed with the SEC, on July 16, 2009. (File No. 001-34386-09947972);

•	our Current Report on Form 8-K filed with the SEC, on July 21, 2009. (File No. 001-34386-09954542);

•	our Current Report on Form 8-K filed with the SEC, on August 11, 2009. (File No. 001-34386-091003661);

•	our Current Report on Form 8-K filed with the SEC, on August 20, 2009. (File No. 000-52092-091025486);

•	our Current Report on Form 8-K filed with the SEC, on September 3, 2009. (File No. 000-52092-091052853);

•	our Current Report on Form 8-K filed with the SEC, on September 23, 2009. (File No. 000-34386-091082001);

•	the description of our common stock contained in our registration statement on Form 8-A12B/A filed with the SEC on June 19, 2009, (File No. 001-34386-09900286); and

•
all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus supplement is a part and prior to the termination or completion of any offering of securities under this and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus supplement, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus supplement. Requests for such documents should be directed to: China Education Alliance, Inc., 588 Heng Shan Road, Kun Lun Shopping Mall, Harbin,  The People’s Republic of China 150090  Attention: Investor Relations,  Tel:011-86- 451-8233-5794.

PROSPECTUS

$20,000,000

CHINA EDUCATION ALLIANCE, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. From time to time, we may offer up to $20,000,000 of any combination of the securities described in this prospectus, either individually or in units.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is listed on NYSE Amex Equities (“NYSE Amex”, formerly, the American Stock Exchange) under the symbol “CEU.” On August 19, 2009, the last reported sale price of our common stock on NYSE Amex was $4.67 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NYSE Amex or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 9 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 21, 2009

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus.  If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.  These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $20,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “China Education,” “Company,” “we,” “our” or “us” in this prospectus refer to China Education Alliance, Inc. and its subsidiaries, unless the context suggests otherwise.  Additionally, unless we indicate otherwise, references in this prospectus to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China; and

•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Changes in the laws of the PRC that affect the Company’s operations;
•	Any significant occurrence of severe acute respiratory syndrome (SARS), Avian Flu, or Swine Flu (H1N1);
•	The Company’s ability to obtain and maintain all necessary government certifications and/or licenses to conduct the Company’s business;

•	Development of a public trading market for the Company’s securities;
•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company’s operations;
•	Changes in the political and economic policies of the government in China, where all of the Company’s assets are located and all from where its revenues are derived;
•	Adverse capital and credit market conditions, and the Company’s ability to meet liquidity needs;
•	Fluctuation of the foreign currency exchange rate between U.S. Dollars and Renminbi;
•	Our ability to obtain additional funding for our continuing operations and to fund our expansion;
•	Our ability to meet our financial projections for any financial year;
•	Our ability to retain our key executives and to hire additional senior management;
•	Continued growth of the Chinese economy and demand for our services;
•	Our ability to anticipate trends and provide programs that are relevant and useful to our students;
•	other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 9.

ABOUT CHINA EDUCATION ALLIANCE, INC.

We are an education service company that provides on-line education and on-site training in the PRC.

Our principal business is the distribution of educational resources through the internet. Our website, www.edu-chn.com , is a comprehensive education network platform which is based on network video technology and large data sources of elementary education resources. We have a database comprised of such resources as test papers that were used for secondary education and university level courses as well as video on demand. Our data base includes more than 300,000 exams and test papers and courseware for college, secondary and elementary schools. While some of these exams were given in previous years, we engage instructors to develop new exams and a methodology for taking the exams. We market this data base under the name “Famous Instructor Test Paper Store.” We also offer, though our website, video on demand, which includes tutoring of exam papers and exam techniques. We complement the past exams and test papers with an interactive platform for students to understand the key points from the papers and exams. Although a number of resources are available through our website without charge, we charge our subscribers for such services as the Famous Instructor Test Paper Store and video on demand. Subscribers can purchase debit cards which can be used to download material from our website.

We also provide on-site teaching services in Harbin, which we market under the name “Classroom of Famed Instructors.” We have a 36,600 square foot training facility in Harbin, Heilongjiang Province, PRC, which has 17 classrooms and can accommodate 1,200 students. These classes, which complement our on-line education services, provide classroom and tutoring to our students. The courses cover primarily the compulsory education curriculum of junior, middle and high school. We charge tuition for these classes.

We are also in the business of providing on-line vocational training services. We collaborated with the China Vocation Education Society to set up a website, www.360ve.com , which is an internet platform for training agencies and schools to offer their services. We launched www.360ve.com in September 2007. We called this program our “Millions of College Students Employment Crossroad” program. We offer job search capability and career planning courses for university students. We developed this program in response to the high jobless rate for PRC college graduates. Many college graduates pursue vocational training after college education in order to find employment. Our program is designed to establish a long-term training program for college students to build connections with corporations and obtain educational programs prescribed by the hiring corporations. We anticipate that we will constantly revise our materials to meet changes in the market as well as the demands of university students and graduates who enroll in our courses in order to meet their changing needs.

On April 18, 2008, our wholly owned subsidiary, Harbin Zhong He Li Da, Education Technology, Inc. (“ZHLD”) entered into an agreement and supplementary agreement with Harbin Daily Newspaper Group to invest in a joint venture company, Harbin New Discovery Media Co., ZHLD contributed RMB 3,000 000 (approximately, $430,000) and Harbin Daily Newspaper Group contributed RMB 3,120,000 (approximately, $445,000) towards the registered capital of Harbin New Discovery Media Co. In return for their respective contributions, ZHLD will own 49.02% equity interest and Harbin Daily Newspaper Group will own 50.98% equity interest in Harbin New Discovery Media Co., Ltd. This joint venture will create new educational material distribution channels in readable newspaper format in the future. Pursuant to the terms of the supplementary agreement, Harbin Daily Newspaper Group assigned all its rights in the “Scientific Discovery” newspaper exclusively to the joint venture company. The transaction closed on July 7, 2008 and as a result, Harbin New Discovery Media Co. Ltd. is now a 49.02% owned subsidiary of ZHLD and we are now in the publication and distribution of a scientific newspaper business.

On April 27, 2008, we entered into a Share Transfer Agreement with Mr. Yuli Guo (“Guo”) and World Exchanges, Inc. (“WEI”) to purchase from Guo seventy (70) issued and outstanding common  shares in WEI, representing 70% of the entire issued share capital of WEI. In consideration for the said shares, we issued to Guo 400,000 shares of our common stock. Guo will retain the remaining 30% of the issued share capital of WEI. The sale transaction closed on April 29, 2008. As a result of the transaction, WEI is now a 70% owned subsidiary of China Education Alliance. We, through WEI, now provide English training programs, English test preparation courses and overseas study and consulting services in the PRC through five entities, namely, Beijing Weishi Success Education Technology Co., Ltd., Beijing World Exchanges English College, Yantai WECL English College, Xiamen Siming District Weishi English Training School and the Private Qingdao Weishi Education Training School in Beijing, Yantai, Xiamen and Qingdao.

On December 23, 2008, our subsidiary, WEI incorporated a wholly-owned company, Beijing Wei Shi Yi Tong Education Technology Co., Inc. (“BJWSYT”) in the PRC. WEI contributed US$ 100,000 towards the registered capital of BJWSYT, amounting to a total registered capital of US$100,000.  In return WEI now owns 100% equity interest in BJWSYT. BJWSYT was incorporated on December 23, 2008 with a business term of 30 years.  The members of the board of directors of BJWSYT comprise Mr. Xiqun Yu as the chairman, Mr. Yuli Guo and Ms. Xuxin Dong.  Mr. Xiqun Yu is the legal representative of BJWSYT.  BJWSYT is involved in the English language training business, in particular, in running the World Exchanges Colleges of Language in the PRC.

On January 4, 2009, our subsidiary ZHLD entered into an agreement with Mr. Guang Li to jointly incorporate and invest in a joint venture company, Zhong He Li Da (Beijing) Management Consultant Co., Ltd. (“ZHLDBJ”).  ZHLD contributed RMB 425,000 (approximately, $62,107), and Mr. Guang Li contributed RMB 75,000 (approximately, $10,960) towards the registered capital of ZHLDBJ, amounting to a total registered capital interest, and Mr. Guang Li will own 15% equity interest in ZHLDBJ. ZHLD has authorized Mr. Xiqun Yu to hold 20% of its equity interest of ZHLDBJ on its behalf.

ZHLDBJ was incorporated on January 4, 2009 with a business term of 20 years.  The registered capital of ZHLDBJ has been paid by the parties concerned.  Mr. Xiqun Yu is the legal representative and the managing director of ZHLDBJ.  ZHLDBJ will be involved in the vocational training business, in particular, in running the “Million Managers Training Program”.  The “Million Managers Training Program” is the PRC’s first management training program targeted to upgrade management skills.

More recently, we entered into a co-operative agreement signed with the Foreign Language College of Peking University to jointly collaborate on the research and development, promotion and running of a "Practical Oral English Training Project." Under this agreement, both parties will participate in recruiting qualified teachers to teach English at classes held at Peking University. The classes will last one year, and student admissions across the country are scheduled to begin in September 2009.

For fiscal year 2008, our net income was $9,918,536, or $0.46 per share basic and $0.40 diluted, as compared with net income of $3,104,907 or $0.16 per share basic and $0.14 diluted, for fiscal year 2007.  During the six months ended June 30, 2009 and 2008, we earned net income of $6,465,353 and $3,569,916, respectively.

As of June 30, 2009, we had total assets of $42,466,049.

We were incorporated in North Carolina on December 2, 1996 under the name of ABC Realty Co. to engage in residential real estate transactions as a broker or agent. Following a September 2004 reverse acquisition in which we acquired all the equity interest in ZHLD, our corporate name was changed to China Education Alliance, Inc. and we ceased being a blank-check shell.

Our principal executive offices are located at 588 Heng Shan Road, Kun Lun Shopping Mall, Harbin,  The People’s Republic of China 150090.  Our telephone number is 011-86- 451-8233-5794.  Our website is www.chinaeducationalliance.com ..  Information contained on, or that can be accessed through our website is not part of this prospectus.  For additional information about us and our business, see “Where You Can Find More Information.”

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $20,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

             The following is a summary of the securities we may offer with this prospectus.

Common Stock .  We currently have authorized 150,000,000 shares of common stock, par value $0.001 per share, of which 23,597,473 are issued and outstanding as of August 19, 2009. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.   Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Currently, we do not pay any dividends. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock .  We currently have authorized 20,000,000 shares of preferred stock, par value $0.001 per share, of which 4,847,645   are issued and outstanding as of August 19, 2009. We may offer shares of our preferred stock from time to time, in one or more series.  Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 20,000,000  shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities .  We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.  Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities.  In this prospectus, we have summarized certain general and standard features of the debt securities we may issue.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the forms of indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt.

Warrants.   We may offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series, from time to time.  We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants.  In this prospectus, we have summarized certain general and standard features of the warrants.  We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities we are offering before the issuance of any such warrants.

Units.  We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

Risks Associated with our Business

Our business is dependent upon the PRC government’s educational policies and programs.

As a provider of educational services, we are dependent upon governmental educational policies. Almost all of our revenue to date has been generated from the sale of test papers and materials relating to courses at different educational levels. To the extent that the government adopts policies or curriculum changes that significantly alter the testing and course materials used in the PRC educational system, our products could become obsolete, which would affect our ability to generate revenue and operate profitably. We cannot assure you that the PRC government agencies would not adopt such changes.

We are subject to numerous PRC rules and regulations which restrict the scope of our business and could have a material adverse impact on us.

We are subject to numerous rules and regulations in the PRC, including, without limitation, restrictions on foreign ownership of Internet and education companies and regulation of Internet content. Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education and the Internet are politically sensitive areas of the economy.  We are not aware that any of our agreements or our current organizational structure is in violation of any governmental requirements or restrictions, explicit or implicit.  However, there can be no assurance that we are in compliance now, or will be in the future.  Moreover, operating in the PRC involves a high risk that restrictive rules and regulations could change.  Indeed, even changes of personnel at certain ministries of the government could have a negative impact on us.  The determination that our structure or agreements are in violation of governmental rules or regulations in the PRC would have a material adverse impact on us, our business and on our financial results.

Our business may be subject to seasonal and cyclical fluctuations in sales.

We may experience seasonal fluctuations in our revenue in some regions in the PRC, based on the academic year and the tendency of parents and students to make purchases relating to their education just prior to or at the beginning of the school year in the autumn.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Our business is subject to the health of the PRC economy.

The purchase of educational materials not provided by the state educational system is discretionary and dependent upon the ability and willingness of families or students to spend available funds on extra educational products to prepare for national examinations. A general economic downturn either in our market or a general economic downturn in the PRC could have a material adverse effect on our revenue, earnings, cash flow and working capital.

We depend on our senior officers to manage and develop our business.

Our success depends on the management skills of Mr. Xiqun Yu, our chief executive officer and president and his relationships with educators, administrators and other business contacts.  We also depend on successfully recruiting and retaining highly skilled and experienced authors, teachers, managers, sales persons and other personnel who can function effectively in the PRC.  In some cases, the market for these skilled employees is highly competitive.  We may not be able to retain or recruit such personnel, which could materially and adversely affect our business, prospects and financial condition.  We do not maintain key person insurance on these individuals.  We do not have employment contracts with Mr. Yu or any other officers or employees. The loss of Mr. Yu would delay our ability to implement our business plan and would adversely affect our business.

We may not be successful in protecting our intellectual property and proprietary rights.

Our intellectual property consists of old test papers, which are contained in our library, and courseware which we developed by engaging authors and educators to develop these materials.  Our proprietary software products are primarily protected by trade secret laws.  Although we require our authors and software development employees to sign confidentiality and non-disclosure agreements, we cannot assure you that we will be able to enforce those agreements or that our authors and software development employees will not be able to develop competitive products that do not infringe upon our proprietary rights. We do not know the extent that PRC courts will enforce our proprietary rights.

Others may bring defamation and infringement actions against us, which could be time-consuming, difficult and expensive to defend.

As a distributor of educational materials, we face potential liability for negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute.  Any claims could result in us incurring significant costs to investigate and defend regardless of the final outcome.  We do not carry general liability insurance that would cover any potential or actual claims. The commencement of any legal action against us or any of our affiliates, whether or not we are successful in defending the action, could both require us to suspend or discontinue the distribution of some or a significant portion of our educational materials and require us to allocate resources to investigating or defending claims.

We depend upon the acquisition and maintenance of licenses to conduct our business in the PRC.

In order to conduct business in the PRC, we need licenses from the appropriate government authorities, including general business licenses and an education service provider license.  The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition.

Our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Many schools in the PRC, especially those in rural areas, do not have sufficient funds to purchase textbooks, educational materials or computers to use our web-based educational portal.  In addition, provincial and local governments may not have the funds to support the implementation of a curriculum using our educational products or may allocate funds to programs which are different from our products. Our failure to be able to sell our products and services to students in certain areas of the PRC may inhibit our growth and our ability to operate profitably.

Changes in the policies of the government in the PRC could significant impact our ability to operate profitably.

The economy of the PRC is a planned economy subject to five-year and annual plans adopted by the government that set down national economic development goals.  Government policies can have significant effect on the economic conditions of the PRC generally and the educational system in particular.  Although the government in the PRC has confirmed that economic development will follow a model of market economy under socialism, a change in the direction of government planning may materially affect our business, prospects and financial condition.

Inflation in the PRC could negatively affect our profitability and growth.

While the economy in the PRC has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the government has imposed controls in bank credits, limits on loans for fixed assets purchase, and restrictions on state bank lending. Such an austerity policy can lead to a slowing economic growth which could impair our ability to operate profitably.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating personnel and operations of the acquired companies with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion which may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change, and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the PRC will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in the PRC remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. The government of the PRC also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in the PRC, could have a material adverse effect on our business, results of operations and financial condition.

Price controls may affect both our revenues and net income.

The laws of the PRC provide the government broad power to fix and adjust prices. We need to obtain government approval in setting our prices for classroom coursework and tutorials. Although the sale of educational materials over the Internet is not presently subject to price controls, we cannot give you any assurance that they will not be subject to controls in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our services will be limited and we may face no limitation on our costs. As a result, we may not be able to pass on to our students any increases in costs we incur, or any increases in the costs of our faculty. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable PRC regulatory authorities.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of most developed countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most developed countries including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of other developed countries.

Because our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Our directors and our executive officers reside in the PRC and all of our assets are located in the PRC. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under PRC law if disputes arise under contracts with third parties.

All of our agreements, which are made by our PRC subsidiaries, are governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Accordingly decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, these laws are relatively new and their experience in implementing, interpreting and enforcing these laws and regulations is limited. Therefore, our ability to enforce commercial claims or to resolve commercial disputes may be uncertain. The resolution of these matters may be subject to the exercise of considerable discretion by the parties charged with enforcement of the applicable laws. Any rights we may have to specific performance or to seek an injunction under PRC law may be limited, and without a means of recourse, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in the exchange rate could have a material adverse effect upon our business.

We conduct our business in the Renminbi. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under the current policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 17% appreciation of the Renminbi against the U.S. dollar between July 21, 2005 and March 23, 2009. However, there remains significant international pressure on the PRC government to adopt an even more flexible currenc y policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent our future revenues are denominated in currencies other the United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Recent recalls of PRC products may affect the market for our stock.

Although we do not sell consumer products in the international market, the recent recalls of PRC products in the United States and elsewhere could affect the market for our stock by causing investors to invest in companies that are not based on the PRC.

Certain of our stockholders control a significant amount of our common stock.

Approximately 57.9% of our outstanding common stock is owned by our chief executive officer, Mr. Xiqun Yu. Mr. Yu presently has the voting power to elect all of the directors and approve any transaction requiring stockholder approval.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

The terms of our recent private placement and the number of outstanding warrants and the exercise price and other terms on which we may issued common stock upon exercise of the warrants, may make it difficult for us to raise additional capital if required for our present business and for any planned expansion. We are prohibited from (i) issuing convertible debt or preferred stock until the earlier of May 2012 or until the investors have converted or exercised and sold the securities issued in the private placement or (ii) having debt in an amount greater than twice our EBITDA until May 2010 or until 90% of the securities have been converted or exercised and sold. The investors in the private placement also have a right of first refusal on future financings. We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a reduction of the conversion price of the series A preferred stock and exercise price of the warrants held by the investors in our May 2007 private placement.

We have paid liquidated damages and we may be required to pay additional liquidated damages if our board does not consist of a majority of independent directors and our audit committee does not consist of at least three independent directors.

The purchase agreement relating to the May 2007 private placement requires us to appoint and maintain such number of independent directors that would result in a majority of our directors being independent directors, that the audit committee would be composed solely of at least three independent directors and the compensation committee would have a majority of independent directors by August 6, 2007. Liquidated damages are payable at the rate of 12% per annum, with a maximum of 12% of the purchase price, payable in cash or shares of series A preferred stock, as the investors may request. The maximum amount of liquidated damages which may be paid under this provision is $408,000. Our failure to comply with these requirements resulted in our payment of liquidated damages through the payment of $77,128 or the issuance of 208,456 shares of series A preferred stock as of October 15, 2007. The shares of series A preferred stock are convertible into 69,484 shares of common stock. The number of shares of series A preferred stock issued was based on the liquidation value of one share of series A preferred stock, which is $.37 per share. Although further liquidated damages for failure to comply with these provisions have been waived through December 31, 2007, if we are not in compliance with these provisions subsequent to December 31, 2007, we may be obligated to pay additional liquidated damages. Pursuant to the securities purchase agreement, as amended, the shares of series A preferred stock are valued at the liquidation value, which is $0.37 per share of series A preferred stock. Since the market price for our common stock on October 15, 2007 was $4.00 per share, the market value of the shares issued to the investors was approximately $277,944. If we are required to issue any additional shares of series A preferred stock pursuant to the securities purchase agreement, we are to issue the shares at the $0.37 per share liquidation value. If we are required to issue additional shares pursuant to the liquidated damages provisions of the securities purchase agreement and the market price of our common stock at the time the determination is made is greater than $1.11, which is the common stock equivalent of the liquidation value of the series A preferred stock, the investors will receive more shares of series A preferred stock than they would receive if the number of shares were based on the market value at the time of issuance. Since January 1, 2008, we were not in compliance but have since been, with effect from June 17, 2009 with the appointment of Yizhao Zhang as our independent director and audit chair. As of December 31, 2008, unless otherwise waived by the investors, we are obligated to pay liquidated damages to the investors in an amount equal to approximately $130,056 or, issue approximately 351,503 shares of series A preferred stock (which are convertible into 117,168 shares of our common stock) to the investors, at the option of the investors. Such liquidated damages have been accrued as of December 31, 2008 and is included in accrued expenses.  Assuming the investors elect to take the liquidated damages in stock and do not waive their right to receive such damages, and based on the market price for one share of our common stock on December 31, 2008, which was $1.20 per share, the market value of the shares which may be issued to the investors is approximately $140,602. Thereafter, if we are required to issue any additional shares of series A preferred stock pursuant to the securities purchase agreement, we are also to issue such additional shares at the $0.37 per share liquidation value. If we are required to issue additional shares pursuant to the liquidated damages provisions of the securities purchase agreement and the market price of our common stock at the time the determination is made is greater than $1.11, which is the common stock equivalent of the liquidation value of the series A preferred stock, the investors will receive more shares of series A preferred stock than they would receive if the number of shares were based on the market value at the time of issuance.

If we do not maintain the effectiveness of the registration of the shares of common stock being sold pursuant to this prospectus in a timely manner, we will be required to issue additional shares of series A preferred stock as liquidated damages.

The registration rights agreement which we executed in connection with the sale of the convertible notes initially required us to issue additional shares of series A preferred stock if we failed to file a registration statement by July 7, 2007, and have the registration statement declared effective by November 5, 2007, and keep the registration statement current and effective thereafter. The registration rights agreement was amended to eliminate liquidated damages for failure to file this registration statement when required and to waive any liquidated damages due as a result of our failure to have the registration statement declared effective through December 31, 2007. The agreement provides that the liquidated damages are a maximum of 2,130 of series A preferred stock per day, up to a maximum of 900,000 shares of series A preferred stock. However, since, pursuant to the SEC’s rules relating to secondary offerings, we are not able to register all of the shares of common stock issuable upon conversion of the series A preferred stock or exercise of the warrants, the number of shares is reduced to a fraction of 2,130 shares, of which the numerator is the number of shares being registered (2,250,000) and the denominator is the number of shares issuable upon conversion of all of the series A preferred stock (3,063,063), which is 1,565 shares per day. Since our registration statement was declared effective on December 28, 2007 and our post-effective amendment was declared effective on October 24, 2008, we were not obligated to pay any liquidated damages pursuant to the registration rights agreement.  The registration rights agreement also provides for additional demand registration right in the event that the investors are not able to register all of the shares in the initial registration statement.  The investors have a right of first refusal on future financings.

Risks Associated with Investing in our Common Stock

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock., which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock other than issuances required pursuant to liquidated damages provisions arising for the agreements we signed in connection with the May 2007 private placement, we may issue such shares in the future.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include a management report on internal controls over financial reporting in our Form 10-K annual report for the year ended December 31, 2008, and we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2009. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because of our cash requirements and restrictions in our preferred stock purchase agreement as well as potential government restrictions, we may be unable to pay dividends.

We are prohibited from paying dividends on our common stock while our series A preferred stock is outstanding. In addition, payment of dividends to our shareholders would require payment of dividends by our PRC subsidiaries to us. This, in turn, would require a conversion of Renminbi into US dollars and repatriation of funds to the United States. Although our subsidiaries’ classification as wholly-owned foreign enterprises under PRC law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so. Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. Over the recent years, the market price for our common stock has ranged from $0.26 to $6.40. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

The registration and potential sale, either pursuant to a prospectus or pursuant to Rule 144, by certain of our selling stockholders of a significant number of shares could encourage short sales by third parties.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares by certain of our selling stockholders pursuant to a current registration statement and prospectus or under Rule 144, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to a prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our business through internal growth or acquisitions and repayment of indebtedness, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized share capital consists of 150,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of August 19, 2009, there were 23,597,473 common shares outstanding and 4,847,645 preferred shares issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Articles of Incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement.

The terms of these securities may also be affected by Chapter 55 of the North Carolina Business Corporation Act. The summary below and that contained in any applicable prospectus supplement are qualified in their entirety by reference to our Articles of Incorporation and bylaws.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Pursuant to the certificate of designation relating to the series A preferred stock, we are prohibited from paying dividends on our common stock while the preferred stock is outstanding. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our articles of incorporation give our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. Except for the series A preferred stock, we have no present plans to issue any shares of preferred stock. Our articles of incorporation include a provision which states that any rights, options and warrants may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of our capital stock (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent. This relates to the terms of the warrants that provide that the 4.9% limitation on the number of shares of common stock that a warrant holder may beneficially own may not be amended.

Series A Preferred Stock

The certificate of designation for the series A preferred stock provides that:

•	Each share of series A preferred stock is initially convertible into one third of a share of common stock, subject to adjustment.

•
If we issue common stock at a price, or options, warrants or other convertible securities with a conversion or exercise price less than the conversion price (presently $1.11 per share), with certain specified exceptions, the number of shares issuable upon conversion of one share of series A preferred stock is adjusted to reflect a conversion price equal to the lower price.

•	No dividends are payable with respect to the series A preferred stock, and while the series A preferred stock is outstanding, we may not pay dividends on or redeem shares of common stock.

•
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $.37 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up.

•
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, we shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

•
The holders of the series A preferred stock may not convert the series A preferred stock to the extent that such conversion would result in the holders owning more than 4.9% of our outstanding common stock. This limitation may not be amended or waived; provided, that the limitation does not supply with respect to a change of control. The shares of series A preferred stock are automatically converted upon a change of control, as defined in the certificate of designation.

Warrants and Options

The following table summarizes information about stock warrants outstanding and exercisable as of June 30, 2009.

Exercise Price	Outstanding June 30, 2009	Weighted Average Remaining Life in Years	Number exercisable
$1.29	50,000	0.40	50,000
$1.50	413,156	2.66	413,156
$2.07	2,055,516	2.85	2,055,516
$2.25	83,333	0.84	83,333
$2.40	681,035	2.85	681,035
$3.00	264,369	2.85	264,369
	3,547,409	2.74	3,547,409

In connection with the May 2007 private placement, we issued five-year common stock purchase warrants to purchase 735,632 shares of common stock at $1.50 per share, 2,833,333 shares of common stock at $2.07 per share, 681,035 shares of common stock at $2.40 per share and 264,369 shares of common stock at $3.00 per share.

Also in connection with the May 2007 private placement, we issued as compensation to Brean Murray Carret & Co., an investment advisor, a three-year warrant to purchase 83,333 shares of common stock at $2.25 per share.

On September 29, 2006, we raised gross proceeds of $1,530,000 from the issuance and sale of $1,530,000 aggregate principal amount of secured promissory notes and warrants to purchase 510,003 shares of our common stock for an as adjusted exercise price per share of $1.50.

On June 30, 2009, there were outstanding warrants to purchase 50,000 shares of our common stock for an exercise price per share of $1.29, 413,156 shares at $1.50, 2,055,516 shares at $2.07, 83,333 shares at $2.25, 681,035 shares at $2.40, and 264,369 shares at $3.00.

Transfer Agent and Registrant for our Common Stock

The transfer agent and registrar for our common stock is StockTrans, Inc. and its address is 44 W. Lancaster Avenue, Ardmore, PA 19003 and its telephone number is (610) 649 7300.

Listing on NYSE Amex

Our common stock is listed on NYSE Amex under the symbol “CEU.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.   However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.  As of the date of this prospectus, we have no outstanding registered debt securities.

 We will issue the senior notes under the senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  If we issue debt securities, we will file these documents as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities which we or our subsidiaries may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

  Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The description of the debt securities in the prospectus supplement or the indentures may provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties or assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

•
immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

•	certain other conditions are met.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Each of the following constitute reasonably standard events of default that may be included in any finalized indenture or prospectus supplement as constituting an event of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default in the event of bankruptcy, insolvency or reorganization, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default due to bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures will not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and will not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

NORTH CAROLINA ANTI-TAKEOVER LAW

We are a North Carolina corporation, and may become subject to the anti-takeover provisions of the North Carolina Control Share Act (Section 55-9A-01). In general, North Carolina Law prevents take-over offers to acquire equity securities of a North Carolina corporation. The North Carolina Shareholder Protection Act, for example, requires an affirmative vote of the holders of ninety-five percent (95%) of the voting shares of a North Carolina corporation to adopt or authorize a business combination with any other entity if the other entity is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting shares of the corporation, subject to certain exceptions. The existence of this and other provisions would be expected to have an anti-takeover effect, including attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Direct Sales

                    We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

              Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE Amex. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

                  Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NYSE Amex may engage in passive market making transactions in the securities on the NYSE Amex in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

                 The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of China Education Alliance, Inc. as of December 31, 2008 and 2007 and for the fiscal years then ended have been audited by Sherb & Co. LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is  http://www.sec.gov .. Our common stock is listed for trading on the NYSE Amex under the symbol “CEU.”

We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above, or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

   We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 (File No. 000-52092-09714327);

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009, filed with the SEC on May 15, 2009 (File No. 000-52092-09832553);

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009, filed with the SEC on August 11, 2009 (File No. 001-34386-091001479);

•	our Current Report on Form 8-K filed with the SEC, on April 1, 2009. (File No. 000-52092-09723292);

•	our Current Report on Form 8-K filed with the SEC, on May 19, 2009. (File No. 000-52092-09839145);

•	our Current Report on Form 8-K filed with the SEC, on May 28, 2009. (File No. 000-52092-09857597);

•	our Current Report on Form 8-K filed with the SEC, on June 17, 2009. (File No. 000-52092-09895737);

•	our Current Report on Form 8-K filed with the SEC, on July 15, 2009. (File No. 001-34386-09945459);

•	our Current Report on Form 8-K filed with the SEC, on July 16, 2009. (File No. 001-34386-09947972);

•	our Current Report on Form 8-K filed with the SEC, on July 21, 2009. (File No. 001-34386-09954542);

•	our Current Report on Form 8-K filed with the SEC, on August 11, 2009. (File No. 001-34386-091003661);

•	the description of our common stock contained in our registration statement on Form 8-A12B/A filed with the SEC on June 19, 2009, (File No. 001-34386-09900286); and

•
all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: China Education Alliance, Inc., 588 Heng Shan Road, Kun Lun Shopping Mall, Harbin,  The People’s Republic of China 150090  Attention: Investor Relations,  Tel:011-86- 451-8233-5794.

  This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

  You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

3,162,055 Shares

CHINA EDUCATION ALLIANCE, INC.

Common Stock

Rodman & Renshaw, LLC

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 30, 2009